UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2015

 ELECTRO SCIENTIFIC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-12853	93-0370304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13900 NW Science Park Drive, Portland, Oregon		97229
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (503) 641-4141
No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 9, 2015, Kerry Mustoe, Vice President, Corporate Controller and Chief Accounting officer of Electro Scientific Industries, Inc. (the “Company”), informed the Company that she will be retiring effective December 18, 2015.

In connection with her retirement, Ms. Mustoe has entered into a separation agreement with the Company pursuant to which she will receive a payment of $188,626. This amount is payable in a lump sum on January 4, 2016. Ms. Mustoe is executing a general release in favor of the Company pursuant to the separation agreement. Ms. Mustoe’s separation agreement with the Company is filed as Exhibit 10 to this Form 8-K.

Upon Ms. Mustoe’s retirement, Aric McKinnis, 32, will become Corporate Controller of the Company. Since June 2014, Mr. McKinnis has served as assistant controller of the Company. Mr. McKinnis worked for Deloitte & Touche, LLP, from 2007 until 2014 and was an audit manager from 2011 to 2014. Mr. McKinnis is a licensed CPA in Oregon and graduated from Oregon State University with Honors degrees in Accounting and International Business, Spanish, and International Studies.

9.01     Financial Statement and Exhibits

Exhibit 10    Separation and release agreement, dated November 9, 2015, between Electro Scientific Industries, Inc. and Kerry Mustoe

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 10, 2015

Electro Scientific Industries, Inc.

By:	/s/ Paul Oldham
Name:	Paul Oldham
Title:	Vice President of Administration, Chief Financial Officer and Corporate Secretary